     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2004
                                                              FILE NO. 001-32178

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                       PURSUANT TO SECTION 12(B) OR (G) OF
                           THE SECURITIES ACT OF 1933

                         RAINBOW MEDIA ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                     20-1092081
   (State or Other Jurisdiction of                        (IRS Employer
   Incorporation or Organization)                    Identification Number)

       200 JERICHO QUADRANGLE                                 11753
             JERICHO, NY                                   (Zip Code)
        (Address of Principal
         Executive Offices)

                                 (516) 803-3000
              (Registrant's telephone number, including area code)

                           SECURITIES TO BE REGISTERED
                      PURSUANT TO SECTION 12(b) OF THE ACT:


     TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON
     TO BE SO REGISTERED                    WHICH EACH CLASS IS TO BE REGISTERED
-------------------------------             ------------------------------------
Class A Common Stock, par value                 The New York Stock Exchange
        $.01 per share

                           SECURITIES TO BE REGISTERED
                      PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10
                     AND THE ATTACHED INFORMATION STATEMENT.

(b) Exhibits

The following documents are filed as exhibits hereto:

EXHIBIT NO.        DESCRIPTION
-----------        -----------
2.1                Form of Distribution Agreement between Cablevision Systems Corporation and Rainbow Media
                   Enterprises, Inc.*

3.1                Certificate of Incorporation of Rainbow Media Enterprises, Inc.**

3.2                By-laws of Rainbow Media Enterprises, Inc.**

10.1               Form of Transition Services Agreement between Cablevision Systems Corporation and Rainbow Media
                   Enterprises, Inc.*

10.2               Form of Tax Disaffiliation Agreement between Cablevision Systems Corporation and Rainbow Media
                   Enterprises, Inc.*

10.3               Form of Long-Term Services Agreement between Cablevision Systems Corporation and Rainbow Media
                   Enterprises, Inc.*

10.4               Form of Employee Benefits Agreement between Cablevision Systems Corporation and Rainbow Media
                   Enterprises, Inc.*

10.5               Theater Support Agreement between Cablevision Systems Corporation and Rainbow Media Enterprises
                   Inc.*

10.6               Rainbow Media Enterprises, Inc. Employee Stock Plan.*

10.7               Rainbow Media Enterprises, Inc. Long-Term Incentive Plan.*

10.8               Rainbow Media Enterprises, Inc. Executive Performance Incentive Plan.*

10.9               Rainbow Media Enterprises, Inc. Non-employee Director Stock Plan.*

10.10              Bare Transponder Service Agreement between Rainbow DBS Company LLC and SES Americom, Inc., as agent for SES Americom Colorado, Inc.+

10.11              Letter Agreement between Rainbow MVDDS Company, LLC, Rainbow Media Holdings, LLC, DTV Norwich,
                   LLC and George Blumenthal and Company, LLC.

10.12              Employment Agreement between Joshua Sapan and Rainbow Media Holdings LLC, dated February 9, 2004.*

10.13              Employment Agreement between Charles F. Dolan and CSC Holdings.*

11.1               Statement re: Computation of Per Share Earnings.*

21.1               Subsidiaries of the Registrant.*

*     To be filed by amendment.

**    Previously filed.

+ Confidential portions of this Exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RAINBOW MEDIA ENTERPRISES, INC.

     By:     /s/  Joshua W. Sapan
             --------------------

     Name:   Joshua W. Sapan
             ---------------
     Title:  Chief Executive Officer, Rainbow
             Programming Business

Dated:  August 6, 2004


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